UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2023, the Board of Directors (the “Board”) of Entrada Therapeutics, Inc. (the “Company”) appointed Nathan J. Dowden, the Company’s Chief Operating Officer, to serve as the Company’s President, effective as of January 1, 2024 (the “Effective Date”), in addition to his role as the Company’s Chief Operating Officer, replacing Dipal Doshi, the Company’s Chief Executive Officer. Mr. Doshi will continue to serve as the Company’s Chief Executive Officer from the Effective Date.

Mr. Dowden has served as the Company’s Chief Operating Officer since November 2019. Prior to joining the Company, from April 2016 to October 2019, Mr. Dowden was Senior Vice President of Corporate Development at Rubius Therapeutics, Inc. (“Rubius”), a publicly traded biopharmaceutical company, where he helped develop and integrate the company’s technology, capital formation and communication strategy in support of the organization’s evolution from Series A to public listing, and from discovery to clinical stage status. Prior to Rubius, from January 2014 to April 2016, Mr. Dowden served as Managing Director at the Huron Consulting Group Inc. (“Huron”), a publicly traded management consulting firm. He joined Huron after having served as Managing Director of The Frankel Group LLC (acquired by Huron) for 16 years. Mr. Dowden received a B.S. in Finance from the University of Connecticut and an M.B.A. in Finance and Marketing from the University of Chicago Booth School of Business.

In connection with Mr. Dowden’s promotion to President, Mr. Dowden’s salary was increased to $480,000 per year, with a target bonus percentage of 45%, in each case effective as the Effective Date. Mr. Dowden was also granted 60,000 restricted stock units of the Company, effective as of March 1, 2024 (the “Effective Grant Date”), which shall vest over three years with 50% vesting on the second anniversary of the Effective Grant Date and the remaining 50% vesting on the third anniversary of the Effective Grant Date, subject to Mr. Dowden’s continuous service relationship with the Company through each vesting date.

There are no arrangements or understandings between Mr. Dowden and any other persons pursuant to which Mr. Dowden was promoted to President. There are no family relationships between Mr. Dowden, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Dowden, on the one hand, and the Company, on the other.

A copy of the press release announcing the promotion of Mr. Dowden is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Entrada Therapeutics, Inc. on January 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: January 3, 2024	By:	/s/ Dipal Doshi
Dipal Doshi
Chief Executive Officer